EXHIBIT 4.4

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of June 17, 1999, by and between Executive Telecard, Ltd., a Delaware corporation (the "Company"), and American United Global, Inc. (the "Holder").

         WHEREAS, pursuant to an Asset Purchase Agreement dated July 10, 1998 and amendments (including Amendment No. 3) thereto (the "Asset Purchase Agreement ") the Company is issuing to the Holder one share of the Company's 6% Series G Preferred Stock (the "Preferred Stock").

         WHEREAS, the Preferred Stock may be converted into the Company's Common Stock and may receive dividends, at the Company's option in Common Stock. (The Company's Common Stock issuable upon conversion of the Preferred Stock and any shares of Common Stock issued as dividend on the Preferred Stock are referred to collectively as the "Registrable Securities");

         WHEREAS, the transfer of the Preferred Stock to Holder is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act").

         WHEREAS, pursuant to the terms of the Asset Purchase Agreement and in order to induce the Holder to accept the Preferred Stock, the Company and the Holder have agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Asset Purchase Agreement, the Company hereby agrees as follows:

         1. Registration Rights.

         (a) Mandatory Registration. The Company shall file with reasonable diligence a registration statement covering the Registrable Securities as soon as reasonably practicable, but in no event later than is reasonably calculated to ensure such registration statement shall become effective prior to October 1, 1999. The Company shall use its best efforts to effect the registration under the Securities Act of all the Registrable Securities on or prior to October 1, 1999, for resale under the 1933 Act, unless prior to filing a registration statement to effect such registration the Company shall receive a written request from the holder of the Preferred Stock requesting that such registration be delayed for a specified period. Upon receipt of such a request the Company shall delay the effective date of the registration required pursuant to this
Section 1(a) to such requested date.

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         (b) Demand  Registration.  If the Company, at any time after October 1,
1999,  at a time when no  registration  statement  with  respect to  Registrable
Securities is then effective (whether due to the suspension of a prior registration statement or otherwise), receives a written request from the holder of the Preferred Stock to register the Registrable Securities not then subject to an effective registration statement, the Company shall use its reasonable best efforts to effect, as soon as practicable, the registration of such Registrable Securities for resale under the 1933 Act; provided, however, that the Company shall not be obligated to file a registration statement with respect to any Registrable Securities that have been sold pursuant to an effective registration statement or that may be sold under Rule 144(k) under the 1933 Act.

         (c) "Piggyback Registration". If the Company at any time, after October 1, 1999, at a time when no registration statement with respect to Registrable Securities is then effective (whether due to the suspension of a prior registration statement or otherwise), proposes to register any of its securities under the 1933 Act (other than in connection with a merger or pursuant to Form S-8 or other comparable form), the Company shall give notice to the holder of the Preferred Stock of such registration. If the holder of the Preferred Stock requests within fifteen (15) days of such notice that the Registrable Securities be included in such registration, the Company shall request that the underwriter or managing underwriter (if any) of an underwritten offering, or if not an underwritten offering the Company shall include the Registrable Securities in such registration. If the offering is underwritten and such underwriter or managing underwriter agrees to include the Registrable Securities in the underwritten offering the Company shall include the Registrable Securities in such registration; provided, however, that:

             (1) If, at any time after giving such written notice of the Company's intention to register any of the Holder' Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay the registration of its securities, at its sole election, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection therewith or to register the Registrable Securities in a subsequent registration) ; and in the case of a determination to delay a registration shall thereupon be permitted to delay registering any Registrable Securities for the same period as the delay in respect of securities being registered for the Company's own account; and

             (2) The Company shall not be obligated to file a registration statement with respect to any Registrable Securities that have been sold pursuant

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to an effective  registration  statement or that may be sold under  Rule  144(k)
under the 1933 Act.

         (d) Cooperation with Company. The Holder will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

         2. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Securities under the 1933 Act, the Company shall as expeditiously as possible:

         (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement and shall use its best efforts to cause such registration statement to become effective and remain effective until all the Registrable Securities are sold.

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement (including prospectus supplements with respect to the sales of securities or the exercise of Preferred Stock from time to time in connection with a registration statement pursuant to Rule 415 of the Commission);

         (c) furnish to the Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Holder;

         (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

         (e) use its best efforts to list such securities on any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;


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         (f)  enter  into and  perform  its  obligations  under an  underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

         (g) notify the Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any (event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

         (h) take such other actions as shall be reasonably requested by any Holder to facilitate the registration and sale of the Registrable Securities; provided, however, that the Company shall not be obligated to take any actions not specifically required elsewhere herein which in the aggregate would cost in excess of $5,000.

         3. Expenses. All expenses incurred in any registration of the Holder's Registrable Securities under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holder' Registrable Securities under federal and State securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2 (d); provided, however, the Company shall not be liable for (a) any discounts or commissions to any underwriter; (b) any stock transfer taxes incurred with respect to Registrable Securities sold in the Offering or
(c) the fees and expenses of counsel for any Holder, provided that the Company will pay the costs and expenses of Company counsel when the Company's counsel is representing any or all selling security holders.

                4. Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement:

         (a) Company Indemnity. Without limitation of any other indemnity provided to any Holder, to the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the affiliates, officers, directors and partners of each Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "Exchange Act") , against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or

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state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statements including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any blue sky filings made in any jurisdiction, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and in each case, the Company shall reimburse the Holder, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder or any other officer, director or controlling person thereof.

         (b) Holder Indemnity. The Holder shall indemnify and hold harmless the Company, its officers and directors, any underwriter (as defined in the 1933
Act) of such registration statement and each person, if any, who controls the Company or such underwriter (within the meaning of the 1933 Act or the Exchange
Act) , against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or any state securities law, and the Holder shall reimburse the Company, officer or director, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions and respect thereof) arise out of or are based upon any Violation; provided, however, that the Holder shall not be liable to the Company in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Company or any other officer, director or controlling person thereof.

         (c) Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in the defense of such claim, and if the indemnifying party agrees in writing that it will be responsible for

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any costs, expenses,  judgments,  damages and losses incurred by the indemnified party with  respect to such claim,  jointly  with any other  indemnifying  party
similarly  noticed,   to  assume  the  defense  thereof  with  counsel  mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

         (d) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to the Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

         (e) Survival of Indemnity. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

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

         5. Assignment of Registration Rights. The right to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by the Holder to a transferee or assignee of the Preferred Stock.

         6. Blackout Periods. On not more than two occasions per year, the Company may defer the filing of any registration statement or suspend the use of any registration statement for periods of not more than 45 consecutive days each (a "Blackout Period"), if there is a possible acquisition or business combination or other transaction, significant business development or event involving the Company that, in the opinion of the Company's primary outside counsel, would require disclosure in the registration statement and the Board of Directors of the Company determines in the exercise of its reasonable judgment that such disclosure is not in the best interests of the Company and its stockholders or obtaining any financial statements relating to an acquisition or business combination required to be included in the registration statement would be impracticable.

         In such a case, the Company shall promptly notify the holders of Registrable Securities of the suspension of the use of registration statement (provided that such notice shall not require the Company to disclose the possible acquisition or business combination or other transaction, business development or event if the Board of Directors of the Company determines in good faith that such acquisition or business combination or other transaction, business development or event should remain confidential) Promptly after receiving such notice the holders shall cease disposition of any Registrable Securities pursuant to the Registration Statement.

         Upon the abandonment, consummation, or termination of the possible acquisition or business combination or other transaction, business development or event, the availability of the required financial statements with respect to a possible acquisition or business combination, or the expiration of the 45 day period, whichever comes first, the suspension of the use of the registration statement pursuant to this Section 6 shall cease and the Company shall promptly notify the holders of Registrable Securities that disposition of Registrable Securities may be resumed. The Company may not defer the filing of any registration statement or suspend the use of any registration statement within 45 days of the end of a Blackout Period.

         7. Limitations on other Registration Rights. Except as otherwise set forth in this Agreement, the Company shall not, without the prior written consent of the holder of the Preferred Stock, file any registration statement under the 1933 Act (other than in connection with a merger or pursuant to Form S-8 or other comparable form), on behalf of any person, including the Company (other than for the holder of the Preferred Stock), to become effective during any period when the Company has failed to effect a registration statement in breach of the terms of this

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Agreement;  provided, however, that nothing in this Agreement shall preclude the
Company from filing a registration statement (i) pursuant to a good faith contractual obligation with another person or entity not entered into with the intention of circumventing this Agreement, or (ii) on behalf of the Company if one of the uses of proceeds is the redemption in full of the Preferred Stock.

         8. Remedies.

         (a) Time is of the Essence. The Company agrees that time is of the essence of each of the covenants contained herein and that, in the event of a dispute hereunder, this Agreement is to be interpreted and construed in a manner, consistent with the fair meaning of the language of this Agreement, that will enable the holder to sell its Registrable Securities as quickly as possible after such holder has given written notice to the Company, pursuant to one of its rights hereunder to require the Company to register its Registrable Securities, that the holder desires its Registrable Securities to be registered.

         (b) Remedies Upon Default or Delay. The Company acknowledges the breach of any part of this Agreement may cause irreparable harm to the Holder and that monetary damages alone may be inadequate. The Company therefore agrees that the Holder shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit a Holder's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

         9. Notices.

         (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed with confirmation of receipt or delivered by hand or by overnight delivery service at,

         i.  If to the Company, at:

         Executive Telecard, Ltd.
         2000 Pennsylvania Avenue, N.W.
         Washington, DC 20006


or at such other address as it may have furnished in writing to the Holder or

         ii. if to the Holder at the address of the Holder as it appears in the stock ledger of the Company.

         (b) Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telegraphed or

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telexed shall be deemed to be given when transmitted,  or when delivered by hand or overnight shall be deemed to be given when delivered.

         11. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder.

         12. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holder. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

         13. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

         14. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to conflicts of law principles.

         15. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         16. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


EXECUTIVE TELECARD, LTD.            AMERICAN UNITED GLOBAL, INC.



BY:______________________           BY:__________________________












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